REPUBLIC BUSINESS CREDIT
Republic Business Credit Corporation
452 Fifth Avenue
New York, New York 10018

FACTORING AGREEMENT

Re:     Allstate Financial Corporation
        2700 S. Quincy Street, Arlington, Virginia 22206

Ladies and Gentlemen:


     We hereby request that you act as the sole re-factor of our Allstate Factors Division effective as of the date of your acceptance hereof, upon the terms and conditions set forth below. All capitalized terms shall have the meaning given such terms in Section 15 of this Agreement ("Definitions") unless defined elsewhere in this Agreement.

    1. PURCHASE OF RECEIVABLES:

     A. We agree that our Allstate Factors Division will do all of its factoring business through you as its sole re-factor and we hereby assign and sell to you as absolute owner all Receivables that our Allstate Factors Division acquires from its Clients. We represent and warrant that each and every Receivable now or hereafter assigned to you will be a bona fide and existing obligation of a customer of a Client, owned by and owing to us, arising out of the sale and delivery of goods by a Client or the rendition of services by a Client, free and clear of any and all deductions, Disputes, liens, security interests and encumbrances other than Permitted Liens.

     B. You agree to and do hereby purchase without recourse to us, except as set forth hereinafter, all Receivables approved by you in accordance with
Section IE below. You agree to and do hereby assume the risk of non-payment on such Receivables, if nonpayment is due solely to the financial inability of the customer to make payment at the due date of the Receivable, provided the customer has, at such due date, and thereafter, received and finally accepted the merchandise or services giving rise to such Receivables without any Dispute.

     C. Receivables not approved by you in accordance with Section IE below are assigned to and purchased by you with full recourse to us in the event of non-payment thereof for any reason.

     D. In addition, we hereby sell, assign and transfer to you all right, title and interest in and to the merchandise, the sale of which resulted in creation of Receivables, and in all such merchandise that may be returned by customers and all causes of action and rights in connection therewith, which may now exist or which may hereafter arise, including all rights of reclamation, replevin and stoppage in transit and all rights of an unpaid vendor of merchandise or services as a lienor. We hereby agree upon your instruction to promptly take any and all action necessary for you to enforce your rights of reclamation, replevin and stoppage in transit and in the event of our failure to do so, you shall be authorized to exercise any such right in our or the Client's name or in any manner you deem appropriate. Any merchandise so recovered shall be treated as returned merchandise, and shall be set aside, marked with your name and held for your account as owner. You shall be promptly notified of all such returned merchandise.

     E. No purchase of any Receivable by you shall be deemed to be made pursuant to Section IB above unless the sale of merchandise or rendition of services resulting in such Receivable shall have been made with your prior written approval of the amount and terms of such sale or rendition of services and the credit standing of the customer, and you shall have the right to withdraw such approval at any time before actual delivery of such merchandise or rendition of such services. Each credit approval shall be automatically withdrawn in the event the terms of sale are changed without your written approval or in the event the shipment of goods or rendition of services shall not be made or performed within thirty (30) days from the completion date specified in the credit approval or within thirty (30) days from the date of the credit approval, if no completion date is specified. When a credit approval specifies special terms and conditions, the credit approval shall be deemed automatically withdrawn when such special terms and conditions are not complied with. You shall not be liable in any manner or respect for refusing to accept or approve any Receivable or the credit standing of any customer or for withdrawing any approval as provided in this Section IE.

     F. On billing terms of "10 E.O.M." such terms shall mean with respect to invoices dated from the Ist day through the 19th day of a month that the due date of such invoice is "10 days after the end of such month"; and, with respect to invoices dated on or after the 20th day of the month, the due date shall be "10 days after the end of the next following month."

     G. Net Sales relating to each Receivable net of any deductions, shall be paid to us on the Settlement Date of such Receivable (less any commissions, interest, Advances and other amounts or expenses then payable by us to you pursuant to the terms hereof, and, if an Event of Default has occurred, all other Obligations of ours) and such payment shall constitute payment in full of all amounts due to us from you for such Receivable. We understand that Net Sales will not be remitted to us on a Settlement Date if the customer remittance constitutes an on-account or installment payment on a Receivable or if the Receivable to which the customer remittance applies cannot be identified for such Receivables. You may deduct from Net Sales available for payment on any Settlement Date chargebacks, interest, fees and factoring commissions and any other sums which are due and unpaid.

     H. On the face of all bills and invoices for all Receivables assigned to and purchased by you hereunder shall be placed the following legend: "This Receivable has been sold and assigned to Allstate Factors, a division of Allstate Financial Corporation and has been further assigned to and purchased by Republic Business Credit Corporation and is owned and payable only to REPUBLIC BUSINESS CREDIT CORPORATION AT P.O. BOX 7777, W8720, PHILADELPHIA, PA 19175-8720 OR DEPT. 49941, LOS ANGELES, CA 90088, whichever is nearer. Any objection to this invoice must be reported to Republic Business Credit Corporation at 452 Fifth Avenue, New York, N.Y. 10018-2706."

     2. ADVANCES: It is not anticipated that any advances or loans will be made by you to or for us. If any advances or loans are at any time made by you in your sole discretion, such loan or advance shall be due and payable on demand. You may, in your sole discretion, hold a reserve against Receivables in such amount as you determine to hold, and you may revise such reserve from time to time.

     3. SECURITY INTEREST: As security for any and all Obligations, you shall be entitled to hold and we hereby grant to you a continuing general lien upon, security interest in and to, and right of set off on or against any or all of the following, whether now or hereafter existing or acquired, and wherever located (collectively, the
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


"Collateral"): Receivables and merchandise that may be returned by customers and all causes of action and rights in connection which may now exist or which may hereafter arise, including all rights of reclamation, replevin, and stoppage in transit and all rights of an unpaid vendor of merchandise or services as a lienor, and all proceeds of the foregoing together with all accounts, instruments, documents, notes, bills and chattel paper, proceeds of insurance, bank and other deposit accounts, general intangibles, all balances and sums and any other property at any time to the credit of the Allstate Factors Division of Allstate Financial Corporation with Republic Business Credit Corporation, books and records, all the foregoing as they relate to any and all Receivables. No other interest in any other assets of the Allstate Factors Division of Allstate Financial Corporation or of Allstate Financial Corporation shall constitute Collateral except as specifically set forth above. We represent, warrant and covenant to you that we now have, and shall at all times continue to have, good and marketable title to all of the Collateral, free and clear of any and all liens, security interests and encumbrances other than Permitted Liens. You shall have the right and are hereby irrevocably authorized at any time to charge to us the amounts of any and all Obligations, whether or not then due. We shall execute and deliver to you all financing statements and other documents and instruments that you may request to perfect, protect or establish your security interest hereunder and we authorize you to execute and file any financing statements covering such security interest without our signature or, if you so elect, signed in our name by you, and you are hereby irrevocably appointed our attorney-in-fact to do so and you shall provide us with a copy of any such filings. We shall reimburse you for, and you shall be entitled to charge us with, all costs and expenses incurred by you in connection with the administration and enforcement of this Agreement, or to enforce any of the Obligations, or in the prosecution or defense of any action, involving you or us, concerning any matter growing out of or in any manner relating to this Agreement, the Receivables or other Collateral or any Obligation whatsoever other than the costs of collection of Receivables acquired by you pursuant to
Section I B of this Agreement, including, without limitation, all reasonable fees and expenses of your attorneys (including inhouse counsel), incurred in connection with the foregoing, including, without limitation, those incurred in connection with any state court insolvency case or proceeding or federal bankruptcy case or proceeding, and all fees and costs in connection with public record searches and filings, and all other costs and expenses with respect thereto, whether or not a legal action is commenced by or against us, and if such action is commenced, whether or not judgment is obtained other than the initial filing fees and expenses incurred in connection with the execution of this Agreement. Recourse to security or any Collateral shall not at any time be required and we shall at all times remain liable for the repayment on demand to you of all Obligations.


     4. DISBURSEMENT OF FUNDS: We may from time to time give you oral, telephonic, telefax and/or written instructions to disburse monies to us. Such disbursement shall be made only to the following account IBJ SCHRODER BANK & TRUST CO., NEW YOUK, NEW YORK, ABA # 026 00 7825, FOR THE ACCOUNT OF AFC, ACCT. # 43589603, REF: ALLSTATE FACTORS. Such disbursement requests may be made by any of our officers, employees or agents and you shall have no obligation to verify that any request is authorized or proper. You shall charge us $15.00 in connection with each such disbursement made electronically.


     5. INTEREST: A. Interest charges to our account shall be at a rate per aMum equal to the Republic Reference Rate, computed on the basis of a 360-day year for the actual number of days in the interest period. The interest rate in effect during each calendar month shall be determined using the Republic
Reference Rate in effect on the last Business Day of the preceding calendar month. We recognize that the actual yield to you under this Agreement may exceed the rate of interest specified in this Section 5A.

     B. Interest, at the respective rates set forth in this Section 5 shall be computed daily on the unpaid amount due to you hereunder, but only shall be charged or credited to our account in accordance with Section 5E below.

     C. In the event any sums are paid to us or credited to our account in error, or you are required to turn over or return to the customer an

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

amount which was paid to us and whose risk of non-payment you did not assume in accordance with Section IBabove, you may in your discretion charge said sum to our account. Any such sums shall bear interest, payable by us at the rate set forth in Section 5A above, from the Settlement Date of such sum, if a Receivable, or otherwise from the date such sum was paid to us or credited to our account (which date shall constitute the "Settlement Date" for such sum), up to the date a correction is made on your records.

     D. In the event Net Sales are not paid to us on the date payable pursuant to Section IG hereof, whether by error, or because the customer remittance was an on-account or installment payment (which payments are not credited until the full invoice amount is paid), or because the Receivable to which the customer remittance applied could not be identified, then the payment received by you shall bear interest, payable by you as a credit to our account at the rate set forth in Section 5A above, from the Settlement Date of such payment, which, if such payment is a partial payment of a full invoice, shall be calculated based upon the Deposit Date of such partial payment, up to the date such payment is remitted to us.

     E. Interest shall be charged or credited to our account, as the case may be, as of the last day of the month in which the interest is accrued, and shall be deducted from or added to the Net Sales relating to Receivables having such Settlement Date in the following month as you shall select. If the Net Sales payable on such Settlement Date are less than the interest payable to you, we shall pay such interest to you on demand.

     F. You shall pay us interest on Matured Funds, at a rate per annum equal to 3% below the Republic Reference Rate in effect during each day in which such Matured Funds are retained by you. The applicable Republic Reference Rate is to be determined in accordance with Section 5A above. You reserve the right to remit such Matured Funds to us at any time in accordance with the provisions of
Section 4.

     6. MONTHLY STATEMENTS: You will send us a monthly statement after the end of each month prior to the end of the following month. UNLESS YOU RECEIVE OUR WRITTEN EXCEPTIONS TO ANY STATEMENT RENDERED BY YOU WITHIN THIRTY FIVE (35) DAYS AFTER SUCH STATEMENT IS SENT BY U.S. MAIL OR HAND DELIVERED, SUCH STATEMENT SHALL CONSTITUTE AN ACCOUNT STATED AND BE DEEMED ACCEPTED BY US AND SHALL BE CONCLUSIVE AND BINDING UPON US.

      7. COMMISSIONS:

     A. We agree to pay to you a factoring commission at the following percentages of the gross face amount for each Receivable we acquire from a Client, whether or not specifically assigned to you: .70% for the first $15,000,000; .65% in excess of $15,000,000 but less than $30,000,000; .60% in excess of $30,000,000 but less than $50,000,000 and .50% in excess of $50,000,000. Your factoring commission as so calculated shall be charged to us as of the last day of the month in which the Receivable was assigned.
Commissions payable under this Section shall be deducted from Net Sales. If sufficient funds are not available on a Settlement Date to pay commissions for any month in full, then the unpaid balance shall bear interest from the due date of such Commissions to the date paid, at the rate set forth in Section 5 above, and such unpaid balance plus interest shall be deducted from Net Sales on the next Settlement Date.

     B. Commissions payable to you hereunder are based upon terms which do not exceed ninety (90) days. On any Receivable on which the terms are more than ninety (90) days, your commissions thereon shall be increased at the rate of one quarter of one percent (.25%) of the gross face amount of such Receivable for each additional thirty (30) days or fraction thereof by which the terms exceed ninety (90) days. A minimum factoring commission on each invoice shall be $3.50.

     C. We may from time to time request that you credit approve sales made to Debtors-in-Possession operating under Chapter 11 of the Bankruptcy Code ("DIP Sales"). We agree that any such credit approval by you of DIP Sales shall be subject to a supplemental factoring commission of 1% in addition to the regular factoring commission charged by you except as to sales to Petrie Retail,

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

Inc. and its  affiliates in which case the DIP Surcharge  shall be 2%.

     D. Each month you shall charge us with the greater of (i) $2,500.00 or (ii) the amount of the factoring commission provided for herein. Further, you agree, notwithstanding the foregoing, in the event that in any Contract Year our total commissions payable pursuant to Section 7A, 7B, and 7C hereof shall exceed $30,000.00 and in any month you have charged us with the amount set forth in (i) above, you agree to rebate to us any amounts paid by us pursuant to (i) above.

     8. ASSIGNMENT SCHEDULES, INVOICING AND CREDITS: We will provide you with an assignment and schedule of Receivables sold and assigned to you in form satisfactory to you. All bills or invoices shall be mailed by us or our Clients to customers at our or our Clients' sole expense. We will give you copies of all bills or invoices, together with such proof of shipment or delivery as you may from time to time require. The issuance of or any billing by us or a Client of such bills or invoices, shall constitute an assignment thereof to you for the Receivables represented thereby, whether or not we execute any other specific instrument of assignment. Notwithstanding the foregoing, you shall be deemed not to have assumed the credit risk as provided in Section IB above if we do not supply you with a schedule and assignment of Receivables within thirty (30) days of the creation of the Receivables involved and the risk of loss with respect to such Receivables shall be deemed to have reverted to and been assumed by us without any act upon your part to effect the same.


     9. DISPUTES AND CHARGEBACKS: We hereby further warrant to you that the customer in each instance has received and will accept the merchandise sold or the services rendered and the bill or invoice therefor, and will pay the same as and when due without any Dispute. We will notify you promptly of, and, at our own cost and expense, including attorneys' fees and expenses, shall settle all Disputes and will pay you promptly the amount of the Receivables affected thereby for which you have paid us. Any Dispute not settled by us by the sixtieth (60th) day next following the due date of the bill or invoice affected thereby may, if you so elect, be settled, compromised, adjusted or litigated by you directly with the customer or other complainant for us and at our risk and upon such terms and conditions as you in your sole discretion deem advisable. You may also in your discretion take possession of and sell or cause the sale of any returned or recovered merchandise, at such prices, upon such terms and to such purchasers as you deem proper (including, in the event of any public sale, yourself) and in any event to charge the deficiency costs and expenses thereof, including attorneys' fees and expenses, to us. In addition to all other rights to which you are entitled hereunder, whenever there is any Dispute, or if any Receivable not approved in accordance with Section IB is unpaid on its due date for which you have paid us, you may charge the amount of the Receivable so affected or unpaid to us at any time. In addition, you shall also be entitled to charge to us the amounts you receive in payment of any Receivable not approved in accordance with Section IB and which thereafter you are required to turn over or return to a Client or a customer or any legal representative thereof. The provisions of the foregoing sentence shall survive the termination of this Agreement, and we hereby indemnify you and hold you harmless from any loss or expense arising out of the assertion of such a claim with respect to any Receivable not approved in accordance with Section IB, including attorneys' fees and expenses, and the amount of such loss or expense may be charged to us. You will automatically charge back to us deductions taken by customers. Any chargeback of a Receivable shall not be deemed nor shall it constitute a reassignment to us of the Receivable affected thereby, and title thereto and to the merchandise represented thereby shall remain in you until you are fully reimbursed. Regardless of the date or dates upon which you charge back the amount of any Receivable with respect to which there is any Dispute, or the amount owing from a customer which has raised any Dispute, we agree that immediately upon the occurrence of any such Dispute, any obligation you may otherwise have had hereunder to bear the risk of loss with respect to such Receivable shall cease and such obligation shall be deemed to have reverted to, and to have been assumed by, us without any act upon your part to effect the same.

     10. REMITTANCES OF FUNDS: If any remittances are made directly to us, we shall hold
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

the same in trust for you as your property and immediately deliver to you the identical checks, monies or other forms of payment received, and you shall have the right to endorse our name on any and all checks or other forms of remittances received if such endorsement is necessary to effect collection.

     11. MAINTENANCE OF RECORDS:

     A. We agree that we will hold at our of flees and be fully responsible to you for any and all shipping receipts evidencing delivery of goods or rendition of services regarding Receivables purchased by you. Such shipping evidences held by us shall be available for your inspection and for delivery to you at your request at any time.

     B. We further agree to make our records, files and books of account, including, but not limited to, any and all bills, invoices, shipping or transport documents, ledgers, journals, checkbooks, correspondence, memoranda, microfilm, microfiche, computer programs and records, source materials, tapes and discs (collectively "Documents"), available to you on request and that you may visit our premises during normal business hours to examine such Documents and to make copies or extracts thereof and to conduct such examinations as you deem necessary.

    12. CERTAIN COSTS AND EXPENSES:

     A. If you, at our request and on our behalf, in your sole discretion, file a claim (a OR Claim"), with respect to a Receivable which is not at your credit risk or forward such a DR Claim to a collection agency or attorney for collection, you shall charge us with an amount equal to ten (10%) percent of the amount collected on the DR Claim and in addition one hundred (100~o) percent of the actual expenses or charges incurred by you shall be charged to us when incurred.

     B. We shall be entitled to receive at no cost to us one (1) Client Detail Aged Trial Balance for each month. For each additional Client Detail Aged Trial Balance requested by us in that month, you shall charge us $100.00.

     C. In addition to the costs and expenses provided in this Agreement, you shall be entitled to charge our account with a one time fee of $5,000.00 to establish this Agreement with you and to cover legal fees for such establishment.

     D. We shall pay you and we authorize you to charge us a set up fee of $250.00 for each Client we establish with you.

     E. You may modify the charges set forth in Sections 4, 7C, 12A, and 12B above, from time to time, on not less than 180 days prior written notice.

     13. TAXES: Any state, city, local or federal sales or excise taxes on sales of Receivables hereunder and any payroll taxes, state disability premiums, premiums for workman's compensation insurance and unemployment taxes, shall be timely paid by us.

     14.   WARRANTIES AND AGREEMENTS:


     A. We hereby warrant our solvency (which warranty shall be continuing throughout the term of this Agreement) and hereby agree that we are not entitled to and shall not pledge your credit for any purpose whatsoever except as you shall agree to in writing. We further agree that we shall not encumber or grant a lien on or security interest (other than Permitted Liens) in present or future Receivables, or our other Collateral, other than to you without your prior written consent.

     B. We agree to furnish you with balance sheets, statements of profit and loss, financial statements and such other information regarding our business affairs and financial condition as filed with the Securities and Exchange Commission, and in any event, a statement of our financial position for each fiscal year prepared and certified by our regularly engaged Certified Public Accountant. All such statements shall fairly present our financial condition as of the dates, and the results of our operations for the periods, for which the same are furnished.

     C. This Agreement is the complete agreement between the parties hereto as to the subject matter hereof, all prior commitments,

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

 proposals, negotiations concerning the subject matter hereof being merged herein. This Agreement is entered into for the benefit of said parties, their successors and assigns, except that we shall not assign or hypothecate our rights under this Agreement to any other person, firm, corporation or entity without your prior written consent. This Agreement cannot be amended, changed, modified or terminated orally. We hereby consent to the assignment by you of this Agreement and your rights hereunder, including the Collateral, to any Affiliate or any other third-party. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege or option, and no waiver whatever shall be valid unless in writing signed by you and then only to the extent a waiver is therein set forth.


     15. DEFINITIONS: For purposes of this Agreement the following terms shall have the respective meanings given to them below:

          (a) "Advance" shall mean payment of the Net Sales relating to a Receivable prior to its Settlement Date.

          (b) "Affiliates" shall mean any person, firm or corporation directly or indirectly controlling, controlled by or in common control with you and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, Republic New York Corporation.

          (c) "Agreement" shall mean this Factoring Agreement, as amended, modified or supplemented.

          (d) "Business Day" shall mean any week day on which banking institutions in New York, New York are open for the transaction of ordinary banking business. If any payment or credit by you to us under this Agreement is due on a day other than a Business Day, then such payment or credit shall be made on the next Business Day.

          (e) Client" means a seller of goods or services from whom we purchase Receivables through our Allstate Factors Division.

          (f) "Contract Year" means the twelve month period commencing on the first day of the month after the effective date to the day immediately preceding the anniversary of such date.

          (g) "Deposit Date" shall mean with respect to a payment on a Receivable from or on behalf of a customer made to the banking institution receiving on your behalf such payment, the date such banking institution notes on the item evidencing such payment or otherwise on its records as the date it deems such payment as having been received by it.

          (h) "Dispute" shall mean any dispute, claim, offset, defense, counterclaim or any other reason for nonpayment other than a customer's financial inability to pay, regardless of whether the same is in an amount greater than, equal to or less than the Receivable concerned, whether bona fide or not, and regardless of whether the same, in part or in whole, relates to an unpaid Receivable or any other Receivable and whether or not such Dispute arises by reason of an Act of God, civil strife, war, currency restrictions or fluctuations, foreign political restrictions or regulations or the like.

          (i) "Matured Funds" means the aggregate amounts of Net Sales that we have elected, by notice to you, to have you retain beyond their Settlement Date, less the amount of any unpaid Advances, interest, commissions and other amounts or expenses then due you from us pursuant to the terms hereof and, after the occurrence of an Event of Default, any other Obligations of ours.

          (j) "Net Sales" shall mean the gross face amount of Receivables less discounts taken by customers, and any credits received by or allowed to, customers.

          (k) "Obligations" shall mean all loans, advances, indebtedness, liabilities, debit balances, covenants and duties and all other obligations of whatever kind or nature at any time or from time to time owed by us to you whether fixed or contingent, due or to become due, no matter how or when arising and whether under this or any other Agreement or otherwise.

          (1) "Permitted Liens" shall mean any lien or security interest granted to any financial institution which has entered into an intercreditoragreement with you (including, without limitation, a Subordination Agreement and Assignment of Monies Due).

          (m) "Receivables" (or "Receivable" in the singular) shall mean and include all accounts, and all other obligations of customers of Clients of our Allstate Factors Division arising out of the sale and delivery of goods or the rendition of services by such Clients, whether now existing or hereafter created.

          (n) "Republic Reference Rate" shall mean the lending rate established by Republic National Bank of New York from time to time at its principal domestic office as its reference lending rate for domestic commercial loans.

          (o) "Retail Receivables" shall mean Receivables payable by retail stores.

          (p) "Settlement Date" shall mean for Receivables having a Deposit Date of payment on Monday and Tuesday in any week, Friday of such week; and for Receivables having a Deposit Date of payment on Wednesday through Friday, Tuesday of the following week. For the purposes of the preceding sentence, a Receivable on which you have assumed the risk of nonpayment under Section IB above which remains unpaid and has not been the subject of any Dispute 120 days with regard to Retail Receivables and 90 days with regard to Wholesale Receivables after its due date (the "Deems Paid Date"), shall be deemed to have a Deposit Date of payment on the Deems Paid Date.

          (q) "Wholesale Receivables" shall mean any Receivable other than Retail Receivables.

     16. TERM AND EVENTS OF DEFAULT:


     A. This Agreement shall continue in full force and effect until the anniversary of the first Contract Year and from Contract Year to Contract Year thereafter unless terminated by you or unless we notify you of our desire to terminate this Agreement effective on the anniversary date of any Contract Year by giving you at least sixty (60) days' prior written notice. Notwithstanding the foregoing, we shall have the right to terminate the Agreement at any time during the first Contract Year provided we shall have paid you commissions in such Contract Year of not less than $30,000.00. We shall have the right to terminate this Agreement in any subsequent Contract Year provided we have paid you commissions in such Contract Year of not less that $30,000.00. You shall have the right to terminate this Agreement at any time upon thirty (30) days' prior written notice. Termination shall be effective by the mailing by certified mail, return receipt requested of a letter of notice addressed by either of us to the other specifying the date of termination. Notwithstanding the foregoing, you may terminate this Agreement without notice upon the occurrence of any Event of Default. On termination for any reason, all Obligations shall, unless and to the extent that you otherwise elect, become immediately due and payable without notice or demand. Any of the following events with respect to us of any Obligations shall constitute an "Event of Default" hereunder: default in the payment or performance of any Obligation owing to you when due, including without limitation the failure to pay to you the amount of any net debit balance in our account and any unpaid interest thereon after demand therefor has been made; we commit any breach of or default in the performance of any material covenant or agreement contained in this Agreement or in any other instrument or agreement with or in favor of you; any representation or warranty made by us in this Agreement or in any other instrument or agreement with or in favor of you shall prove to be materially inaccurate or untrue; our dissolution; we shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to us, or seeking to adjudicate us a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to us, or seeking appointment of a receiver, trustee, custodian or other similar official
                                       8
for us or for all or any substantial part of the assets of us, or we shall make a general assignment for the benefit of its creditors, or there shall be commenced against us any case, proceeding or other action of a nature referred to in this clause; there shall be commenced against us any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of us which results in the entry of an order for any such relief, or we shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause; we shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; entry of a judgment against us in excess of $50,000.00; failure to pay or remit any material amount of tax when assessed or due; making a bulk transfer or sending notice of intent to do so; granting any security interest (other than to you or to Permitted Liens); suspension or liquidation of the usual business of us; failing to furnish you with any requested financial information or failing to permit inspection of books or records in accordance with the terms hereof by you or any of your agents, attorneys or accountants; we shall become a party to any merger or consolidation without your prior written consent.

     B. Notwithstanding any termination hereof, this Agreement shall nevertheless continue in full force and effect as to, and be binding upon us, after any termination, until we have fully paid, performed and satisfied all of the Obligations, no matter how or when arising and whether under this or any other agreement.

     C. You agree that during the term of this Agreement you will not, except with our prior written consent, solicit any business from any Client for which we are the sole factor whose Receivables you acquired from us.

     17. REMEDIES: Upon the occurrence and continuance of any Event of Default, you shall have all of the rights and remedies of a secured party under the
Uniform Commercial Code and other applicable laws with respect to all Collateral, such rights and remedies being in addition to all of your other rights and remedies provided for herein or in any other agreement between us, and further, you may, at any time or times, after the occurrence of any such Event of Default, sell and deliver any and all other Collateral held by you or for you at public or private sale, in one or more sales or parcels, at such prices and upon such terms as you may deem best, and for cash or on credit or for future delivery, without your assumption of any credit risk, and at public or private sales, as you may deem appropriate. If reasonable notice of the time and place of such sale is required under applicable law, such requirement shall be met if any such notice is mailed, postage prepaid, to our address shown on the cover page hereof, or the last shown address in your records, at least ten
(10) days before the time of the sale or disposition thereof. You may be the purchaser at any sale, if it is public, free from any right of redemption, which, to the extent permitted by law, we also hereby expressly waive. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees and disbursements, and then to the payment (in such order as you may elect) of all Obligations. You will return any excess to us and we shall remain liable to you for any deficiency. Your rights and remedies under this Agreement will be cumulative and not exclusive of any other rights or remedies which you may otherwise have. The provisions of this Section 17 shall survive any termination of this Agreement.


     18. APPLICABLE LAW, ARBITRATION, JURISDICTION, STATUTE OF LIMITATIONS, WAIVER OF JURY TRIAL:

     A. This Agreement is made in the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles.

     B. We agree that any Claim or cause of action by us against you, or any of your Affiliates, assigns, shareholders, directors, officers, employees, agents, accountants or attorneys, based on, arising from or relating in any way to this Agreement, or any supplement or amendment hereto, or any other present or future agreement between us, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter whatsoever shall be barred unless asserted by us by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within eighteen (18) months after the first act, occurrence or omission upon which such Claim or cause of action, or any part thereof, is based, and the service of a summons and complaint upon one of your officers, within thirty (30) days after such filing. We agree that said eighteen (18) month period is a reasonable and sufficient time for us to investigate and act upon such Claim or cause of action. Said eighteen month period shall not be waived, tolled or extended except by specific written consent by you.


     C. In performing your obligations under this Agreement, you shall be liable to us for only your gross negligence or willful misconduct. No Client or other person or entity shall be a third party beneficiary of any of our rights or claims under this Agreement and in particular, but not by way of limitation, you shall not be liable to any third party or for any act or omission by you or any third party including, without limitation, the inability or failure of any third party to effect a transfer in accordance with our instructions due to mechanical, computer or electrical failures or for any other reason beyond your control. You shall have no obligation to pursue, or assist us in pursuing, any claim we may have against any third party. In no event, shall you be liable for special, punitive, indirect or consequential damages, nor shall any action or inaction on your part, constitute a waiver by you of any cause of action or defense.

     D. As a material part of the consideration to you to enter into this Agreement, we (1) agree that, at your option, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to this Agreement shall be litigated exclusively in the Supreme Court of the State of New York, County of New York, (2) consent to the jurisdiction of such court and consent to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waive any and all rights to transfer or change the venue of any such action or proceeding to any other court.

     E. The headings of various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

     F. This Agreement and the other written documents previously or now executed in connection herewith are the entire and only agreements between us with respect to the subject matter hereof, and all oral representations, agreements and undertakings, previously or contemporaneously made, which are not set forth herein or therein, are superseded hereby and thereby. The provisions of this Section 18 shall survive any termination of this Agreement.

     G. YOU AND WE EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING FROM, OR IN ANY WAY RELATING TO: (1) THIS AGREEMENT, OR ANY SUPPLEMENT OR AMENDMENT HERETO; OR (11) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN YOU AND US; OR (111) ANY CONDUCT, ACTS OR OMISSIONS BY YOU OR US OR ANY OF YOUR OR OUR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH YOU OR US; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Very truly yours,

ALLSTATE FINANCIAL CORPORATION


By:    /s/ Craig Fishman
       -----------------

Title: President
       -----------------

ACCEPTED AT NEW YORK, NEW YORK
ON July 1, 1997

REPUBLIC BUSINESS CREDIT CORPORATION

By:     Marc Forscheimer
        ----------------

Title:  Sr. VP
        ----------------
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